UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 23, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 23, 2016, Rowan Companies plc and certain related entities entered into an agreement with its customer, Freeport-McMoRan Oil & Gas, LLC (FMOG), and FMOG's parent company, Freeport-McMoRan Inc. (Freeport), in connection with a drilling contract for the drillship Rowan Relentless, which contract was scheduled to terminate in June 2017.

The agreement provides that the drilling contract will be terminated immediately, and Freeport will pay Rowan $215 million in cash to settle outstanding receivables and early termination of the contract.  Rowan may also receive additional contingent payments from Freeport of $10 million and $20 million, respectively, depending on the average price of oil over a 12-month period.  In addition, Rowan expects to reduce its costs for the Rowan Relentless by efficient warm stacking of the rig.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press release